UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-9144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 11, 2023, Salarius Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Offering”) (i) 330,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,306,364 shares of Common Stock, (iii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to 3,636,364 shares of Common Stock and (iv) Series A-2 warrants (the “Series A-2 Warrants” and together with the Series A-1 Warrants, the “Common Stock Warrants,” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 3,636,364 shares of Common Stock, at a purchase price of (a) $1.65 per Share and accompanying Common Stock Warrants and (b) $1.6499 per Pre-Funded Warrant and accompanying Common Stock Warrants. The aggregate gross proceeds from the Offering were approximately $6.0 million, exclusive of placement agent fees and expenses and other offering expenses. The closing of the Offering occurred on May 16, 2023.

Each Series A-1 Warrant is exercisable for a period of five and one-half (5.5) years from the issuance date at an exercise price of $1.40 per share. Each Series A-2 Warrant is exercisable for a period of eighteen (18) months from the issuance date at an exercise price of $1.40 per share. Each Pre-Funded Warrant was sold in lieu of shares of Common Stock, are exercisable immediately upon issuance, have an exercise price of $0.0001 per share and expire when exercised in full.

Under the terms of the Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Purchase Agreement also provides that, subject to certain exceptions, until 90 days after the effective date of the registration statement to be filed in connection with Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of one year following the effective date of the registration statement to be filed in connection with Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the Shares sold in the Offering and the shares of Common Stock issuable upon exercise of the Warrants on or prior to the date that is 15 calendar days following the date of the Registration Rights Agreement (the “Filing Date”). The Company shall use its best efforts to cause the registration statement covering the securities to be declared effective as promptly as possible after the filing thereof, but in any event no later the 45th calendar day following the date of the Registration Rights Agreement (or in the event of a full review by the SEC, the 75th calendar day following the date of the Registration Rights Agreement) (the “Effectiveness Date”). If the Company fails to meet the specified filing deadlines or keep the registration statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay certain liquidated damages to the Investor. The Company also agreed, among other things, to indemnify the Investor under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the issuance and sale of the Shares and Warrants. The Company has agreed to pay up to an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering. The Company also agreed to pay Wainwright $65,000 for non-accountable expenses and a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed to issue to Wainwright, or its designees, unregistered warrants to purchase up to 7.0% of the aggregate number of the Shares and Pre-Funded Warrants sold to the Investor (or warrants to purchase up to 254,545 shares of Common Stock) at an exercise price per share of $2.0625 and a term of five and one-half (5.5) years (the “Placement Agent Warrant”).

The foregoing descriptions of the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrant, the Purchase Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, forms of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, hereto, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Shares, the Warrants, the Placement Agent Warrant and the shares of Common Stock underlying the Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On May 12, 2023, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

On May 16, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Warrants
4.2	Form of Pre-Funded Warrants
4.3	Form of Placement Agent Warrants
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release of Salarius Pharmaceuticals, Inc. dated May 12, 2023
99.2	Press release of Salarius Pharmaceuticals, Inc. dated May 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: May 16, 2023	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer